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                                                                   Exhibit 10.20

[CIBC LOGO]                                   CANADIAN IMPERIAL BANK OF COMMERCE

                                              KNOWLEDGE BASED BUSINESS (KBB)
                                              222 Queen St., 2nd Floor
                                              Ottawa, Ontario
                                              K1P 5V9

July 24, 2002

EMS TECHNOLOGIES CANADA, LTD.
1724 Woodward Drive
Ottawa, Ontario

K2C 0P9

Attention:        MR. Carl Arsenault, DIRECTOR CORPORATE FINANCE

Dear Sir,

         We, Canadian Imperial Bank of Commerce ("CIBC"), are pleased to establish the following Credits for you, our customer.

                              OVERALL CREDIT LIMIT

Overall Credit Limit:  The total use of all Credits is not at any time to exceed the sum of CDN $33,110,000 plus US$7,950,000 and GBP 1,000,000 exposure.

                            CREDIT A: OPERATING LINE

Credit Limit:          The lesser at any time of:

                              (a) $24,000,000; and

                              (b) the total of

                                    -        75% of the Receivable Value, plus

                                    -        95% of the EDC insured value of
                                             accounts receivable, plus

                                    -        85% of the North American
                                             government receivables under 90
                                             days, plus

                                    -        85% of the receivables under 90
                                             days from corporations of
                                             Investment Grade rated BBB+ or
                                             better from a country rated
                                             satisfactory by CIBC's Economic
                                             Division, plus

                                    -        25% of the Inventory and Unbilled
                                             Revenue which together cannot
                                             exceed $10,000,000, all of the
                                             above items without duplication,
                                             minus

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                                    -        all Priority Claims

Description and Rate:  A revolving demand credit, for general business purposes, as follows:

                           (1) CANADIAN DOLLAR LOANS AND OVERDRAFTS UNDER CENTRALIZED CASH CONTROL, AND ACCEPTANCES. This part of Credit A is available under CIBC's Centralized Cash Control (CCC) arrangement whereby debit or credit balances of each of the CCC participants are transferred at the end of each day to your CCC concentration account, subject to completion of CIBC's standard single-party Cash Management agreement.

                                    The Interest Rate according to the attached
                                    Pricing Grid.

                           (2) U.S. DOLLAR LOANS AND OVERDRAFTS, AND ACCEPTANCES. Loans and overdrafts under this part of Credit A may not at any time exceed the US dollar equivalent of CDN$24,000,000.

                                    The Interest Rate according to the attached
                                    Pricing Grid.

Special Conditions/
Provisions:                         For the purposes of determining the
                                    operating line availability, US dollar and Euro balances in your accounts at CIBC shall be added to the availability under the operating line.

                                    CREDIT B: DEMAND INSTALMENT LOAN

Loan Amount:           $4,900,000

Purpose:               To assist with capital expenditures.

Interest Rate/Fees:    Prime Rate plus 1.5% per year.

Scheduled Payments:    Unless we make demand, you will pay CIBC as follows:

                       20 regular quarterly payments of $350,000.00 each, plus interest. The next regular quarterly payment is due on Sept 30, 2002. The last payment, plus any outstanding principal and interest together with any other amount due under this Agreement, is due on December 31, 2005.

                CREDIT C: LETTERS OF CREDIT/GUARANTEE EDC INSURED

Credit Limit:          $2,000,000

Purpose: To support advance payment guarantees on off-shore contracts, bid bonds, etc.

Fees:                  Fees are .75%, minimum $150, plus out of pocket expenses.

Documentation:         Our standard L/C documentation.

Conditions:            All Letters of Credit and/or Guarantee under this
                       facility are to be supported by Export Development
                       Corporation insurance for rightful or wrongful call.

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                        CREDIT D: FOREIGN EXCHANGE CONTRACTS

Credit Limit:          US$5,000,000

Description:           You may, at our discretion, enter into one or more spot,
                       forward or other foreign exchange rate transactions with us and/or CIBC World Markets. Your ability to make use of this Credit will depend upon your outstanding obligations under such transactions, as determined by us. This is a demand Credit.

                            CREDIT E: CORPORATE VISA

Credit Limit:          $200,000

Documentation:         Our standard VISA documentation.

                             CREDIT F: CHEQUE CREDIT

Credit Limit:          $10,000

Description:           You may negotiate cheques at our Carlingwood Branch in a
                       total face amount each day of up to the Credit Limit of this Credit.

                CREDIT G: LETTERS OF CREDIT/GUARANTEE - LONG TERM

Amount:                $2,000,000

Purpose: To assist with the issuance of Letters of Credit/Guarantee for normal business purposes. Letters of Credit/Guarantees may have an expiry of up to 36 months.

Interest Rate:         Fees are 1.5% per year, minimum $150, plus out of pocket
                       expenses.

Description:           Our standard Letters of Credit/Guarantee documentation.

                   CREDIT H: LETTERS OF CREDIT/GUARANTEE - GBP

Amount:                GBP 1,000,000

Purpose: To support financing of operating lines of credit for Ottercom.

Interest Rate:         Fees are 1.5% per year, minimum $150, plus out of pocket
                       expenses.

Description:           Our standard Letters of Credit/Guarantee documentation.

Term: Letters of Credit issued under this facility shall be for maximum terms of 12 months renewable upon 30 days notice to CIBC.

Special Conditions/
Provisions:            i) 50% of all outstandings under this facility shall be
                       subject to the lendable

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                       value margin coverage under the existing Operating
                       Facility - Credit A detailed herein.

                       ii) the above 50% shall increase to 100% coverage of all outstandings under this facility, By October 17th if EMS have not provided for an alternative and more permanent funding arrangement for Ottercom, which may include perfecting a security interest by CIBC in Ottercom.

                         CREDIT I: LETTERS OF CREDIT/GUARANTEE "MD"

Amount:                US $2,950,000

Purpose: To secure the obligations of "EMS" to MacDonald Dettwiler Canada "MDC", pursuant to certain requirements under the Radarsat II Payload Subcontract Agreement. (for the purposes of this agreement herein referred to as the "MD" Letter of Credit).

                       In the interim this facility may be utilized to issue short term (maximum 12 month term) L/C's that are EDC insured.

Interest Rate:         Fees are 1.5% per year, minimum $150, plus out of pocket
                       expenses. Fees for all issuances of EDC insured L/C's will be .75% under this facility.

Description:           Our standard Letters of Credit/Guarantee documentation.

Term: MD Letters of Credit issued under this facility shall be for maximum initial terms of 48 months, and thereafter renewable annually for 12 month term upon 30 days notice to CIBC.

Special Provisions:    i) at such time as the subject MD Letter of Credit has
                       been fully cash collateralized from whatever source, CIBC shall release all its interest in any further escrow funds, and shall release the US $2,950,000 Guarantee from EMS Technologies Inc. (as detailed under the security section herein)

                       ii) at such time as EMS Technologies Canada has provided for EDC insurance to cover amounts outstanding under the subject MD Letter of Credit to the satisfaction of CIBC, CIBC shall further release all cash collateralization of the subject MD Letter of Credit.

                       iii) notwithstanding any other provision of this agreement if for any reason the Escrow Agreement has not been entered into by EMS and MDC in the form agreed to by CIBC, by March 1, 2003, then EMS shall otherwise secure the subject Letter of Credit 100% by cash security to be fully hypothecated to the bank.

                       iv) any cash security hypothecated to the bank in accordance with item iii) above will be released by the bank provided EMS has met condition ii) or at such time

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                       as escrow funds have been released to CIBC in accordance
                       with the direction contemplated as part of our security package therein.

                                    SECURITY

Security:              The following security is required:

Assignment of          General assignment of accounts receivable.
Receivables:

Security Agreement     All personal property of the business now owned (which
(GSA):                 includes among other things inventory, equipment and
                       receivables), and all personal property acquired in the future.

Bank Act security:     Security under section 427 of the Bank Act.

Guarantee:             Guarantee from EMS Holdings, Inc. in an amount that is
                       unlimited.

                       Guarantee from EMS Technologies Inc. in an amount that is limited to $5,000,000.

Special Conditions
/Provisions:           EMS Technologies Inc. shall also agree with CIBC that it
                       shall remain fully and solely responsible for payment of all amounts owing to Spar Aerospace Limited pursuant to the Asset Purchase Agreement, dated December 30, 1998, unless CIBC agrees in writing to the contrary.

Assignment and
Postponement of
Claim:                 Assignment and postponement of claim from

                       EMS Technologies Inc. in an amount that is limited to $12,000,000.

Other security:        A pledge of all issued and outstanding shares in the name
                       of EMS Holdings Inc., together with delivery to CIBC of the original share certificates.

                       Floating hypothecation of U.S. balances.

                       Euro Currency Offset Agreement

                       Immoveable Hypothec to be registered against the property and plant in Ste. Anne, Quebec.

                       Moveable Hypothec to be registered in Quebec.

Security Required For
Advances Under "MD"
L/C Facility I:        Note that the following additional security is required
                       only at such time as the borrower requests a non EDC insured drawing under the MD L/C facility.

                       i) EMS Technologies Inc shall provide an unconditional guarantee to CIBC for the full amount of the MD Letter of Credit exposure (US $2,950,000).

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                       ii) EMS Technologies Canada shall pledge to CIBC its
                       interest in all funds up to a total of US $2,950,000 as detailed in the Escrow Agreement and Accompanying letter(s) of October 1998. Further, EMS Technologies Canada pledges to CIBC the first US $2,950,000 of funds when released under the Escrow Agreement.

                       iii) EMS Technologies Canada shall execute any other documentation as requested by CIBC and/or its counsel to ensure that the above pledge of escrow funds are secured by CIBC, which may include but not be limited to Directions for payment to the escrow agent. Said documentation may also be provided to MacDonald Dettwiler by way of notice or otherwise as recommended by CI BC and its Counsel.

                       iv) EMS Technologies Canada and EMS Technologies Inc agree to fully cash collateralize the MD Letters of Credit to be issued to MacDonald Dettwiler Canada in the amount of US $2,950,000 at such time as it becomes "operative" as defined in the letter of credit, if at that time CIBC has not received for any reason the above noted escrow funds.

Security Required For
Advances Under GBP
L/C Facility G:        A pledge of shares and/or the guarantee of Ottercom (in
                       accordance with any applicable UK law)

                       A release by Barclays Bank PLC UK of all its interest in the assets of Ottercom

                  All other security, other documentation and agreements granted or to be granted in favour of CIBC from time to time.

                  All of the above security shall enjoy first priority to the assets secured thereunder.

Condition Precedent:   Prior to any advances under the additional facilities
                       available under this commitment the bank shall have received the following items:

                       i) an executed copy of standard form ISDA agreement in support of Credit D the Foreign Exchange Contract Facility.

                       ii) The borrower shall have provided CIBC with Written evidence of approval from Sun Trust Bank that it is in agreement with the Borrower entering into these additional credit commitments.

                       iii) The borrower shall have provided CIBC with all outstanding documents, reports and items as detailed in our letter of June 28, 2002 (copy attached for reference).

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                                    COVENANTS

Covenants:           You will ensure that:

                       CURRENT RATIO: Your Current Ratio is not at any time less than 1.10:1. This will be measured quarterly.

                       OTHER: Fixed Charge Ratio: Your Fixed Charge Ratio shall not be less than 1.25:1. This will be measured quarterly. For clarity the Fixed Charge ratio is the ratio of EBITDA, less approved capital expenditures divided by the total of principal payments, unfunded capital expense and cash interest expense.

                       EFFECTIVE EQUITY: Your Effective Equity shall not be less than $41,285,000 plus 50% of future net income. For clarity, Effective Equity shall include postponed loans but shall not include intangibles such as the Skybridge equity investment. This shall be measured quarterly.

                       FUNDED DEBT TO EBITDA: Your Funded Debt to EBITDA is not to exceed 2.50x.

                       CAPITAL EXPENDITURES: Your Capital Expenditures for fiscal 2002 will not exceed $7,000,000 without our prior written consent.

                       OTHER:

                       Repayment of shareholder loans or other amounts owing to EMS Technologies Inc. as of the date hereof will not occur without the prior written consent of CIBC.

                       Where the previous four quarters do not reflect cumulative positive net income, there will not be more than two consecutive quarters of non profitability, as measured by net income, unless offset by a corresponding shareholder loan or equity injection.

                       There shall not be any changes in effective ownership or control without our prior written consent.

                       You provide an undertaking to conduct business substantially in accordance with the business plan provided to CIBC.

                       CIBC shall have the right to approve the Capital Expenditure Budget prior to the start of each fiscal year and shall receive an annual budget for the company no later than December 31 of each year, which budgets are subject to CIBC's approval for the purposes of these credit facilities.

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                       REPORTING REQUIREMENTS

Reporting Requirements: You will provide:

                           (1) Within 30 days of each calendar month-end, a summary of Receivable Value and a summary of Inventory Value, together with an aged list of receivables and a Monthly Statement of Available Credit Limit, as of that month-end.

                           (2) Within 30 days of the end of each month, financial statements for that month.

                           (3) Within 90 days of each fiscal year-end, financial statements for that fiscal year on an audited basis.

                           (3) Within 90 days of each fiscal year-end, a business plan/forecast for the next fiscal year, including quarterly projected balance sheets, income statements and cash flow projections.

                           (4) By January 15, and July 15 of each year a backlog listing dated December 31, and June 30 respectively.

                                      FEES

Loan Administration:    $500 per month on Canadian dollar loans and overdrafts.

Other: A Renewal Fee of $75,000 is payable upon acceptance of this offer.

For Credit A:           Operating Line, a 0.25% standby fee per year of the
                        undrawn portion will be payable monthly.

All legal costs are the responsibility of the customer.

                                OTHER PROVISIONS

Calculations:           When applicable, the calculations made under the
                        "Covenants" and "Reporting Requirements" sections of this Agreement are to be done on a consolidated basis.

Interest Rate           Currently 21% per year.  If the Credit Limit of a
Applicable to Credit    Credit, or the Credit Limit of part of a Credit, or the
Limit Excesses:         Overall Credit Limit, is exceeded at any time, the
                        Interest Rate Applicable to Credit Limit Excesses is calculated on that excess amount.

                        In connection with any amounts in foreign currency, see "Foreign Currency Conversion" in the Attached Schedule.

Next Scheduled          We will review the credit by April 30, 2003.

Review Date:            At that time, we will review your financial statements
                        and those of the
                       guarantors, your forecast business and financial plans, and how well you have complied with the requirements of this Agreement. The terms of this Agreement will continue to apply until either a new Agreement or an Amendment to this one is settled.

Standard Credit Terms: The attached Schedule - Standard Credit Terms forms part of this Agreement.

         Please indicate your acceptance of these terms by returning a signed copy of this Agreement. If we do not receive a signed copy by July 30, 2002, then this offer will expire.

         Upon acceptance, this Agreement replaces the existing credit agreement dated May 1, 2001, together with all amendments and additions there to as between you and CIBC. Outstanding amounts (and security) under that Agreement will be covered by this Agreement.

         Yours truly,

         CANADIAN IMPERIAL BANK OF COMMERCE

         by:

         __________________________________

         DAVID EDWARDS
         Director

         Phone:   (613) 564-8902
         Fax:     (613) 563-9600
         E-mail:  dedwards@kbb.cibc.com

Acknowledgment:        The undersigned certifies that all information provided
                       to CIBC is true, and acknowledges receipt of a copy of this Agreement (including any Schedules referred to above).

         Accepted this _______  day of ____________________________ , _______.

         EMS TECHNOLOGIES CANADA, LTD.

         By:    ______________________________   By:    ________________________

         Name:  ______________________________   Name:  ________________________

         Title: ______________________________   Title: ________________________

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SCHEDULE OF GRID BASED PRICING FOR $24,000,000 OPERATING FACILITY - CREDIT A:

PRICING SHALL BE DETERMINED BY THE PERFORMANCE OF THE BORROWER IN ANY QUARTER AND SHALL BE EFFECTIVE FROM THE DATE OF REPORTING REQUIREMENT TO THE BANK UNTIL THE NEXT QUARTER REPORTING AND THEN ADJUSTED ACCORDING THE THE FOLLOWING TEST LEVELS.

PRICING DECREASES SHALL APPLY ONLY WHERE ALL OF THE DECREASED PRICE TEST LEVELS HAVE BEEN MET, IN EACH CASE. WHERE ANY ONE OF THE TEST LEVELS IN A GRID CATEGORY HAVE NOT BEEN MET THE HIGHER PRICING THRESHOLD APPLIES.

--------------------------------------------------------------------------------------------------------------------------
                                CURRENT MINIMUM       INCREASED PRICE        STANDARD PRICE TEST       DECREASED PRICE TEST
           RATIO/TEST         DEFAULT LEVEL TESTS        TEST LEVEL                LEVEL                       LEVEL*
--------------------------------------------------------------------------------------------------------------------------
DRAWN PRICING AT PRIME OR US  Default Level Rates:    1.25%                  1%                        .75%
BASE RATE PLUS:
--------------------------------------------------------------------------------------------------------------------------
CURRENT RATIO                 1.10                    Less than 1.15         Between 1.15 and 1.30     Greater than 1.30
--------------------------------------------------------------------------------------------------------------------------
FUNDED DEBT/EBITDA            Dec 2.50x               Greater than- 2.00x    Between 2.00x and 1.50x   Better than 1.50x
--------------------------------------------------------------------------------------------------------------------------
FIXED CHARGE RATIO            1.25x                   Less than 1.50x        Between 1.50x and 2.00x   Better than 2.00x
--------------------------------------------------------------------------------------------------------------------------
GTEE LEVEL                    $5MM                    $5MM                   $5MM                      $5MM
--------------------------------------------------------------------------------------------------------------------------

Drawn Pricing at Prime or US Base Rate plus 0.75 can also be obtained at any time that the company provides a Gtee from the parent (EMS Technologies Inc) in the amount of $12MM, and provided that the Current Minimum Default Level Tests are maintained.

                        SCHEDULE - STANDARD CREDIT TERMS

                               ARTICLE 1 - GENERAL

1.1 INTEREST RATE. You will pay interest on each Credit at nominal rates per year equal to:

         (a) for amounts above the Credit Limit of a Credit or a part of a Credit or the Overall Credit Limit, as described in section 1.4, or for amounts that are not paid when due, the Interest Rate Applicable to Credit Limit Excesses, and

         (b)      for any other amounts, the rate specified in this Agreement.

1.2 VARIABLE INTEREST. Each variable interest rate provided for under this Agreement will change automatically, without notice, whenever the Prime Rate or the U.S. Base Rate, as the case may be, changes.

1.3 PAYMENT OF INTEREST. Interest is calculated on the daily balance of the Credit at the end of each day. Interest is due once a month, unless the Agreement states otherwise. Unless you have made other arrangements with us, we will automatically debit your Operating Account for interest amounts owing. If your Operating Account is in overdraft and you do not deposit to the account an amount equal to the monthly interest payment, the effect is that we will be charging interest on overdue interest (which is known as compounding). Unpaid interest continues to compound whether or not we have demanded payment from you or started a legal action, or get judgment, against you.

1.4 INTEREST RATE APPLICABLE TO CREDIT LIMIT EXCESSES. To determine whether the Interest Rate Applicable to Credit Limit Excesses is to be charged, the following rules apply:

         (a) Interest Rate Applicable to Credit Limit Excesses will be charged on the amount that exceeds the Credit Limit of any particular Credit. This will happen even if the Overall Credit Limit has not been exceeded.

         (b) If there are several parts of a Credit, Interest Rate Applicable to Credit Limit Excesses will be charged if the Credit Limit of a particular part is exceeded. For example, if Credit A's limit is $250,000, and the limit of one part is $100,000 and the limit of that part is exceeded by $25,000, the Interest Rate Applicable to Credit Limit Excesses will be charged on that $25,000 excess, even if the total amount outstanding under Credit A is less than $250,000.

         (c) To determine if the Overall Credit Limit has been exceeded, the outstanding principal amount of each Credit is totalled, and any amounts in foreign currency are converted to Canadian dollars. If that total exceeds the Overall Credit Limit, the Interest Rate Applicable to Credit Limit Excesses will be charged on that excess amount. For example, if there are three Credits, each with a Credit Limit of $100,000 and an Overall Credit Limit of $250,000, if each of those Credits is at $90,000, they are each under their own Credit Limits, but the Overall Credit Limit has been exceeded by $20,000, and the Interest Rate Applicable to Credit Limit Excesses will be charged on that excess amount.

1.5 FEES. You will pay CIBC's fees for each Credit as out lined in the Letter. You will also reimburse us for all reasonable fees (including legal fees) and out-of-pocket expenses incurred in registering any security, and in enforcing our rights under this Agreement or any security. We will automatically debit your Operating Account for fee amounts owing.

1.6 OUR RIGHTS RE DEMAND CREDITS. At CIBC, we believe that the banker-customer relationship is based on mutual trust and respect. It is important for us to know all the relevant information (whether good or bad) about your business. CIBC is itself a business. Managing risks and monitoring our customers' ability to repay is critical to us. We can only continue to lend when we feel that we are likely to be repaid. As a result, if you do something that jeopardizes that relationship, or if we no longer feel that you are likely to repay all amounts borrowed, we may have to act. We may decide to act, for example, because of something you have done, information we receive about your business, or changes to the economy that affect your business. Some of the actions that we may decide to take include requiring you to give us more financial information, negotiating a change in the interest rate or fees, or asking you to get further accounting assistance, put more cash into the business, provide more security, or produce a satisfactory business plan. It is important to us that your business succeeds. We may, however, at our discretion, demand immediate repayment of any outstanding amounts under any demand Credit. We may also, at any time and for any cause, cancel the unused portion of any demand Credit. Under normal circumstances, however, we will give you 30 days' notice of any of these actions.

1.7 PAYMENTS. If any payment is due on a day other than a Business Day, then the payment is due on the next Business Day.

1.8 APPLYING MONEY RECEIVED. If you have not made payments as required by this Agreement, or if you have failed to satisfy any term of this Agreement (or any other agreement you have that relates to this Agreement), or at any time before default but after we have given you appropriate notice, we may decide how to apply any money that we receive. This means that we may choose which Credit to apply the money against, or what mix of principal, interest, fees and overdue amounts within any Credit will be paid.

1.9 INFORMATION REQUIREMENTS. We may from time to time reasonably require you to provide further information about your business. We may require information from you to be in a form acceptable to us.

1.10 INSURANCE. You will keep all your business assets and property insured (to the full insurable value) against loss or damage by fire and all other risks usual for property such as yours (plus for any other risks we may reasonably require). If we request, these policies will include a loss payee clause (and if you are giving us mortgage security, a mortgagee clause). As further security, you assign all insurance proceeds to us. If we ask, you will give us either the policies themselves or adequate evidence of their existence. If your insurance coverage for any reason stops, we may (but do not have to) insure the property. We will automatically debit your Operating Account for these amounts. Finally, you will notify us immediately of any loss or damage to the property.

1.11 ENVIRONMENTAL. You will carry on your business, and maintain your assets and property, in accordance with all applicable environmental laws and regulations. If (a) there is any release, deposit, discharge or disposal of pollutants of any sort (collectively, a "Discharge") in connection with either your business or your property, and we pay any fines or for any clean-up, or (b) we suffer any loss or damage as a result of any Discharge, you will reimburse CIBC, its directors, officers, employees and agents for any and all losses, damages, fines, costs and other amounts (including amounts spent preparing any necessary environmental assessment or other reports, or defending any lawsuits) that result. If we ask, you will defend any lawsuits, investigations or prosecutions brought against CIBC or any of its directors, officers, employees and agents in connection with any Discharge. Your obligation to us under this section continues even after all Credits have been repaid and this Agreement has terminated.

1.12 CONSENT TO RELEASE INFORMATION. We may from time to time give any credit or other information about you to, or receive such information from, (a) any financial institution, credit reporting agency, rating agency or credit bureau, (b) any person, firm or corporation with whom you may have or propose to have financial dealings, and (c) any person, firm or corporation in connection with any dealings you have or propose to have with us. You agree that we may use that information to establish and maintain your relationship with us and to offer any services as permitted by law, including services and products offered by our subsidiaries when it is considered that this may be suitable to you.

1.13 OUR PRICING POLICY. Fees, interest rates and other charges for your banking arrangements are dependent upon each other. If you decide to cancel any of these arrangements, you will have to pay us any increased or added fees, interest rates and charges we determine and notify you of. These increased or added amounts are effective from the date of the changes that you make.

1.14 PROOF OF DEBT. This Agreement provides the proof, between CIBC and you, of the credit made available to you. There may be times when the type of Credit you have requires you to sign additional documents. Throughout the time that we provide you credit under this Agreement, our loan accounting records will provide complete proof of all terms and conditions of your credit (such as principal loan balances, interest calculations, and payment dates).

1.15 RENEWALS OF THIS AGREEMENT. This Agreement will remain in effect for your Credits for as long as they remain unchanged. We have shown a Next Scheduled Review Date in the Letter. If there are no changes to the Credits this Agreement will continue to apply, and you will not need to sign anything further. If there are any changes, we will provide you with either an amending agreement, or a new replacement Letter, for you to sign.

1.16 CONFIDENTIALITY: The terms of this Agreement are confidential between you and CIBC. You therefore agree not to disclose the contents of this Agreement to anyone except your professional advisors.

1.17 PRE-CONDITIONS. You may use the Credits granted to you under this Agreement only if:

         (a) we have received properly signed copies of all documentation that we may require in connection with the operation of your accounts and your ability to borrow and give security;

         (b) all the required security has been received and registered to our satisfaction;

         (c) any special provisions or conditions set forth in the Letter have been complied with; and

         (d) if applicable, you have given us the required number of days notice for a drawing under a Credit.

1.18 ASSIGNMENT. CIBC may assign, sell or participate (referred to as a "transfer") all or any part of its rights and obligations under this Agreement, or under any Credit granted in this Agreement, to any third party (a "Lender"), subject to your prior written consent. You will not unreasonably withhold your consent. For a Demand Credit, CIBC will not need your consent if we have made demand and you have failed to repay us in full. For a Committed Credit, we will not need your consent if there has been an Event of Default that is not capable of being remedied. You agree to sign any documents and take any actions that any Lender may reasonably require in connection with any such transfer. Upon completion of the transfer, the

Lender will have the same rights and obligations under this Agreement as if it were a party to it.

1.19 NOTICES. We may give you any notice in person or by telephone, or by letter that is sent either by fax or by mail.

1.20 USE OF THE OPERATING LINE. You will use your Operating Line only for your business operating cash needs. You are responsible for all debits from the Operating Account that you have either initiated (such as cheques, loan payments, pre-authorized debits, etc.) or authorized us to make. Payments are made by making deposits to the Operating Account. You may not at any time exceed the Credit Limit. We may, without notice to you, return any debit from the Operating Account that, if paid, would result in the Credit Limit being exceeded, unless you have made prior arrangements with us. If we pay any of these debits, you must repay us immediately the amount by which the Credit Limit is exceeded.

1.21 MARGIN REQUIREMENTS. If your Operating Line is margined against Inventory and/or Receivable Value, the available Credit Limit of that Credit is the lesser of the Credit Limit stated in the Letter and the amount calculated using the Monthly Statement of Available Credit Limit.

1.22 FOREIGN CURRENCY CONVERSION. If this Agreement includes foreign currency Credits, then currency changes may affect whether either the Credit Limit of any Credit or the Overall Credit Limit has been exceeded.

         (a) See section 1.4 for the general rules on how the Interest Rate Applicable to Credit Limit Excesses is calculated.

         (b) To determine the Overall Credit Limit, all foreign currency amounts are converted to Canadian dollars, even if the Credit Limits of any particular Credits are quoted directly in a foreign currency (such as US dollars). No matter how the Credit Limit of a particular Credit is quoted, therefore, currency fluctuations can affect whether the Overall Credit Limit has been exceeded. For example, if Credits X and Y have Credit Limits of C$100,000 and US$50,000, respectively, with an Overall Credit Limit of C$175,000, if Credit X is at C$90,000 and Credit Y is at US$45,000, the Interest Rate Applicable to Credit Limit Excesses will be charged only if, after converting the US dollar amount, the Overall Credit Limit is exceeded.

         (c) Whether the Credit Limit of a particular Credit has been exceeded will depend on how the Credit Limit is quoted, as described below.

         (d) If the Credit Limit is quoted as, for example, the US dollar equivalent of a Canadian dollar amount, daily exchange rate fluctuations may affect whether that Credit Limit has been exceeded. If, on the other hand, the Credit Limit is quoted in a foreign currency (for example, directly in US dollars), whether that Credit Limit has been exceeded is determined by reference only to the closing balance of that Credit in that currency.

         (e) For example, assume an outstanding balance of a Credit on a particular day of US$200,000. If the Credit Limit is stated as "the US dollar equivalent of C$275,000", then whether the Credit Limit of that Credit has been exceeded will depend on the value of the Canadian dollar on that day. If the conversion calculations determine that the outstanding balance is under the Credit Limit, a drop in the value of the Canadian dollar the next day (without any change in the balance) may have the effect of putting that Credit over its Credit Limit. If, on the other hand, the Credit Limit is stated as "US$200,000", the Credit Limit is not exceeded, and a drop in the value of the dollar the next day will not change that (although the Overall Credit Limit may be affected).

         (f) Conversion calculations are done on the closing daily balance of the Credit. The conversion factor used is the mid-point between the buying and selling rate offered by CIBC for that currency on the conversion date.

1.23     INSTALMENT LOANS. The following terms apply to each Instalment Loan.

         (a) NON-REVOLVING LOANS. Unless otherwise stated in the Letter, any Instalment Loan is non-revolving. This means that any principal payment made permanently reduces the available Loan Amount. Any payment we receive is applied first to overdue interest, then to current interest owing, then to overdue principal, then to any fees and charges owing, and finally to current principal.

         (b) FLOATING RATE INSTALMENT LOANS. Floating Rate Instalment Loans may have either (i) blended payments or (ii) payments of fixed principal amounts, plus interest, as described below.

                  (i) BLENDED PAYMENTS. If you have a Floating Rate Loan that has blended payments, the amount of your monthly payment is fixed for the term of the loan, but the interest rate varies with changes in the Prime or US Base Rate (as the case may be). If the Prime or US Base Rate

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                  during any month is lower than what the rate was at the
                  outset, you may end up paying off the loan before the scheduled end date. If, however, the Prime or US Base Rate is higher than what it was at the outset, the amount of principal that is paid off is reduced. As a result, you may end up still owing principal at the end of the term because of these changes in the Prime or US Base Rate.

                  (ii) PAYMENTS OF PRINCIPAL PLUS INTEREST. If you have a Floating Rate Loan that has regular principal payments, plus interest, the principal payment amount of your Loan is due on each payment date specified in the Letter. The interest payment is also due on the same date, but it is debited from your Operating Account one or two banking days later. Although the principal payment amount is fixed, your interest payment will usually be different each month, for at least one and possibly more reasons, namely: the reducing principal balance of your loan, the number of days in the month, and changes to the Prime Rate or US Base Rate (as the case may be).

         (c) PREPAYMENT. Unless otherwise agreed, the following terms apply to prepayment of any Instalment Loan:

                  (i) FLOATING RATE INSTALMENT LOANS. You may prepay all or part of a Floating Rate Instalment Loan (whether it is a Demand or a Committed Loan) at any time without notice or penalty.

                  (ii) FIXED RATE INSTALMENT LOANS. You may prepay all (but not part) of a fixed Rate Instalment Loan, on the following condition. You must pay us, on the prepayment date, a prepayment fee equal to the greater of (A) three months' interest on the Loan, and (B) the interest rate differential for the remainder of the term of the Loan, determined in accordance with the standard formula used by CIBC in these situations.

         (d) DEMAND OF FIXED RATE DEMAND INSTALMENT LOANS. If you have a Fixed Rate Demand Instalment Loan and we make demand for payment, you will owe us (i) all outstanding principal, (ii) interest, (iii) any other amount due under this Agreement, and (iv) a prepayment fee. The prepayment fee is equal to the interest rate differential for the remainder of the term of the loan, in accordance with the standard formula used by CIBC in these situations.

                             ARTICLE 2 - DEFINITIONS

2.1 DEFINITIONS. In this Agreement, the following terms have the following meanings:

"Acceptances" means "L/C Acceptances" or "Avalized Documentary Collections" or both as the case may be.

"Avalized Documentary Collection" means a bill of exchange, drawn on you, avalized by CIBC at your request.

"Base Rate Loan" means a US dollar loan on which interest is calculated by reference to the US Base Rate.

"Business Day" means any day (other than a Saturday or a Sunday) that the CIBC Branch/Centre is open for business.

"CIBC Branch/Centre" means the CIBC branch or banking centre noted on the first page of this Agreement, as changed from time to time by agreement between the parties.

"Credit" means any credit referred to in the Letter, and if there are two or more parts to a Credit, "Credit" includes reference to each part.

"Credit Limit" of any Credit means the amount specified in the Letter as its Credit Limit, and if there are two or more parts to a Credit, "Credit Limit" includes reference to each such part.

"Current Assets" are cash, accounts receivable, inventory and other assets that are likely to be converted into cash, sold, exchanged or expended in the normal course of business within one year or less, excluding amounts due from related parties.

"Current Liabilities" means debts that are or will become payable within one year or one operating cycle, whichever is longer. They usually include accounts payable, accrued expenses, deferred revenue and the current portion of long-term debt.

"Current Ratio" means the ratio of Current Assets to Current Liabilities.

"Interest Rate Applicable to Credit Limit Excesses", unless otherwise defined in the Letter, means the Standard Overdraft Rate.

"Demand Instalment Loan" means an Instalment Loan that is payable upon demand. Such a Loan may be either at a fixed or a floating rate of interest.

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"Fixed Rate Instalment Loan" means an Instalment Loan that is also a Fixed Rate
Loan.

"Fixed Rate Loan" means any loan drawn down, converted or extended under a Credit at an interest rate which was fixed for a term, instead of referenced to a variable rate such as the Prime Rate or US Base Rate, at the time of such drawdown, conversion or extension. For purposes of certainty, a Fixed Rate Loan includes a LIBOR Loan.

"Floating Rate Instalment Loan" means either an Instalment Loan that is either a Prime Rate Loan or a Base Rate Loan.

"Instalment Loan" means a loan that is repayable either in fixed instalments of principal, plus interest, or in blended instalments of both principal and interest. A Demand Instalment Loan is repayable on demand. A Committed Instalment Loan is repayable only upon the occurrence of an Event of Default.

"Inventory Value" means the total value (based on the lower of cost or market) of your inventories (other than

(i) inventories supplied by trade creditors who at that time have not been fully paid and would have a right to repossess all or part of such inventories if you were then either bankrupt or in receivership,

(ii) work in process, and

(iii) those inventories we may from time to time designate.

"Letter" means the letter agreement between you and CIBC to which this Schedule and any other Schedules are attached.

"Letter of Credit" or "L/C" means a documentary or stand-by letter of credit, a letter of guarantee, or a similar instrument in form and substance satisfactory to us.

"L/C Acceptance" means a draft (as defined under the Bills of Exchange Act (Canada)) payable to the beneficiary of a documentary L/C which the L/C applicant or beneficiary, as the case may be, has presented to us for acceptance under the terms of the L/C.

"Monthly Statement of Available Credit Limit" means the CIBC form by that name, as it may from time to time be changed.

"Operating Account" means the account that you normally use for the day-to-day cash needs of your business, and may be either or both of a Canadian dollar and a US dollar account.

"Prime Rate" means the variable reference rate of interest per year declared by CIBC from time to time to be its prime rate for Canadian dollar loans made by CIBC in Canada.

"Prime Rate Loan" means a Canadian dollar loan on which interest is calculated by reference to Prime Rate.

"Priority Claims" means any amount owing to a creditor that ranks, or may rank, equal to or in priority to our security. These may include unremitted source deductions and taxes; other amounts owing to governments and governmental bodies; and amounts owing to creditors who may claim priority under the Bankruptcy and Insolvency Act or under a purchase money security interest in inventory or equipment.

"Receivable Value" means, at any time of determination, the total value of those of your trade accounts receivable, including accounts domiciled in the United States, that are subject to the security (other than those accounts:

(i) outstanding for 90 days or more,

(ii) owing by persons, firms or corporations affiliated to you, and

(iii) that we may from time to time designate).

"Standard Overdraft Rate" means the variable reference interest rate per year declared by CIBC from time to time to be its standard overdraft rate on overdrafts in Canadian or US dollar accounts maintained with CIBC in Canada.

"US Base Rate" means the variable reference interest rate per year as declared by CIBC from time to time to be its base rate for US dollar loans made by CIBC in Canada.